UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2017
Atlanticus Holdings Corporation
(Exact name of registrant as specified in its charter)

Georgia	000-53717	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Concourse Parkway, Suite 300, Atlanta, Georgia 30328
(Address of principal executive offices)
Registrant’s telephone number, including area code: 770-828-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders of Atlanticus Holdings Corporation (the “Company”) held on May 12, 2017, the Company’s shareholders approved the second amendment and restatement of the Atlanticus Holdings Corporation 2014 Equity Incentive Plan (the “2014 Plan”). The 2014 Plan authorized the Compensation Committee of the Board of Directors of the Company to grant equity awards to directors, employees (including executive officers), consultants and other service providers, as more fully described and summarized in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 10, 2017 (the “Proxy Statement”). The 2014 Plan, which was included as Appendix A to the Proxy Statement, is incorporated herein by reference. Furthermore, on February 17, 2017 the Compensation Committee granted David G. Hanna a stock option that relates to 1,000,000 shares of the Company’s common stock under the 2014 Plan, subject to approval of the 2014 Plan by our shareholders, as occurred on May 12, 2017. The option becomes exercisable, if at all, on February 17, 2020 for (i) 250,000 shares of common stock if the compound annual growth rate in the Company’s common stock price for the three year period beginning on the date of grant is equal to or greater than 7% but less than 12%, (ii) 500,000 shares of common stock if the compound annual growth rate in the Company’s common stock price for the three year period beginning on the date of grant is equal to or greater than 12% but less than 20%, or (iii) 1,000,000 shares of common stock if the compound annual growth rate in the Company’s common stock price for the three year period beginning on the date of grant is equal to or greater than 20%.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 12, 2017. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitation. At the Annual Meeting, the Company’s shareholders voted upon three proposals. The proposals are described in detail in the Company’s Proxy Statement. A brief description and the final vote results for each proposal follow.

1. Election of five directors for terms expiring at the 2018 Annual Meeting of Shareholders:

Nominee	For	Withheld	Broker Non-Votes
David G. Hanna	11,309,622	82,800	—
Jeffrey A. Howard	11,320,385	72,037	—
Deal W. Hudson	10,384,473	1,007,949	—
Mack F. Mattingly	10,384,696	1,007,726	—
Thomas G. Rosencrants	10,383,823	1,008,599	—

As a result, each nominee was elected to serve as a director for a term expiring at the 2018 Annual Meeting of Shareholders.

2. Approval of the second amendment and restatement of the Atlanticus Holdings Corporation 2014 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes
9,967,747	1,424,085	590	—

As a result, the proposal was approved.

3. Approval of the amendment to the Company’s amended Articles of Incorporation to allow shareholder action by less than unanimous written consent:

For	Against	Abstain	Broker Non-Votes
9,432,373	1,959,534	515	—

As a result, the proposal was approved.

Item 8.01.	Other Events.

On May 12, 2017, the shareholders of the Company approved the amendment of the Company’s amended Articles of Incorporation to permit the Company’s shareholders to take action by written consent upon obtaining the written consent of not less than the minimum number of votes that would be necessary to authorize the action at a meeting where all shares entitled to vote are present and voted, as permitted by Section 14-2-704(a) of the Georgia Business Corporation Code. The amendment allows the Company’s shareholders to act by the written consent of a majority of all outstanding shares for all corporate actions, other than the election of directors. To permit such action, Article VIII was added to the amended Articles of Incorporation. The amendment became effective upon the filing of the Articles of Amendment of the Articles of Incorporation with the Georgia Secretary of State on May 12, 2017. The Company’s Board of Directors adopted a corresponding amendment to the Company’s Amended and Restated Bylaws by revising Article II, Section 2.9 of the Amended and Restated Bylaws, which also became effective upon the filing of the Articles of Amendment of the Articles of Incorporation.

The foregoing description of the amendments to the amended Articles of Incorporation and the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Articles of Amendment of the Articles of Incorporation and the Amended and Restated Bylaws, which are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
3.1	Articles of Incorporation, as amended.
3.2	Amended and Restated Bylaws (as amended through May 12, 2017).
10.1
Atlanticus Holdings Corporation Second Amended and Restated 2014 Equity Incentive Plan (incorporated by reference to Appendix A to our Definitive Proxy Statement on Schedule 14A filed on April 10, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTICUS HOLDINGS CORPORATION

Date: May 16, 2017	By:	/s/ William R. McCamey
		Name:	William R. McCamey
		Title:	Chief Financial Officer

INDEX TO EXHIBITS

Filed
Exhibit No.	Description	Herewith	By Reference
3.1	Articles of Incorporation, as amended.	X
3.2	Amended and Restated Bylaws (as amended through May 12, 2017).	X
10.1
Atlanticus Holdings Corporation Second Amended and Restated 2014 Equity Incentive Plan (incorporated by reference to Appendix A to our Definitive Proxy Statement on Schedule 14A filed on April 10, 2017).
X